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                            Gouverneur Bancorp, Inc.
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              (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Additional Proxy Soliciting Material:

                            Gouverneur Bancorp, Inc.
                                42 Church Street
                                   PO Box 297
                         Gouverneur, New York 13642-0297

                         315-287-2600 Fax: 305-287-3340

                                             October 19, 1999

TO:      All Participants in the Gouverneur Bancorp Employee Stock Ownership
         Plan

RE:      Special Meeting of Shareholders to be held on October 27, 1999

Dear Participants:

         As you know, when Gouverneur Savings and Loan Association reorganized into the mutual holding company structure, Gouverneur Bancorp, Inc. established an Employee Stock Ownership Plan, also known as an "ESOP." The ESOP owns 85,825 shares of common stock of Gouverneur Bancorp, Inc. HSBC Bank USA is the trustee of the ESOP. The shares are gradually allocated to the accounts of individual participants over a period of years. The ESOP allows all participants (and former participants or their beneficiaries) to have certain rights to direct how the Trustee votes the shares of stock owned by the ESOP at stockholder meetings.

         A special meeting of stockholders will be held on October 27, 1999, for the purpose of approving the Gouverneur Bancorp, Inc. Stock Option Plan and the Gouverneur Bancorp, Inc. Management Recognition Plan. Accompanying this memo is a Proxy Statement describing the proposals regarding the two plans and a Confidential Voting Instruction.

         In general, on the two proposals, the Trustee will vote the shares owned by the ESOP in the same ratio as the voting instructions which the Trustee receives from participants, weighted based upon last years' salary. If there are any other matters which are presented at the meeting, which is not presently anticipated, the Trustee will vote the shares owned by the ESOP in its discretion, or cause the shares to be voted in the discretion of the persons named in the proxy the trustee gives.

         You voting instructions are very important. If you do not submit voting instructions, then the shares owned by the ESOP will be voted in the manner instructed by other participants. Please review the proxy statement and complete, sign and date your Confidential Voting Instruction Card. Then seal the card in an envelope and place it in the box at Gouverneur Savings and Loan Association's main office immediately. The sealed envelopes will be sent, unopened, directly to the Trustee. You voting instructions will be kept strictly confidential and will not be disclosed by the trustee to anyone at Gouverneur Bancorp or Gouverneur Savings and Loan Association.

                                             Very truly yours,

                                             The Personnel Committee
                                             Gouverneur Bancorp, Inc.

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                            GOUVERNEUR BANCORP, INC.
                         CONFIDENTIAL VOTING INSTRUCTION

Solicited by the Personnel Committee of Gouverneur Bancorp, Inc.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED THAT STOCKHOLDERS VOTE IN FAVOR OF THE TWO PLANS AT THE SPECIAL MEETING.

The person who signs below is a participant in the Gouverneur Bancorp, Inc. Employee Stock Ownership Plan. The participant directs the trustee of the ESOP, HSBC Bank USA, to take the following instructions into account when voting the shares of Gouverneur Bancorp, Inc. which the ESOP owns at the special meeting of stockholders to be held on October 27, 1999. The trustee may vote the shares in person or by proxy, and may do so at the originally scheduled meeting or at any adjournment or postponement.

The instructions of the participant named below are as follows (please mark your choice with an "X"):

  For     Against   Abstain
  ---     -------   -------

________  ________  ________  Proposal One: The approval of the Gouverneur
                              Bancorp, Inc. Stock Option Plan

________  ________  ________  Proposal Two: The approval of the Gouverneur
                              Bancorp, Inc. Management Recognition Plan

The Trustee is authorized to vote on such other matters as may come before the special meeting, including a motion to adjourn the special meeting, in such manner as the Trustee determines in the exercise of its discretion.

The directions given in this Confidential Voting Instruction will be kept confidential from all directors, officers and employees of Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association.

The person signing below instructs the Trustee, HSBC Bank USA, to vote in accordance with the voting instructions shown above. The person signing below acknowledges receiving the proxy statement dated September 9, 1999 for the special meeting of stockholders to be held on October 27, 1999, which contains a notice of the meeting.


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Date                                        Signature

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